Exhibit 99.1

July 11, 2017

Arena Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO, July 11, 2017 /PRNewswire/—Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today announced that it intends to offer and sell, subject to market and other conditions, $150.0 million of shares of its common stock in an underwritten public offering. Arena expects to grant the underwriters an option to purchase up to an additional $22.5 million of shares of its common stock at the public offering price, less the underwriting discounts and commissions. All of the shares are being offered by Arena. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Citigroup, Leerink Partners, Cantor Fitzgerald & Co. and UBS Investment Bank are acting as joint book-running managers for the offering. JMP Securities is acting as a co-manager for the offering.

The shares of common stock described above are being offered by Arena pursuant to a shelf registration statement filed by Arena with the Securities and Exchange Commission (SEC) that became automatically effective on July 11, 2017. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525 ext. 6132, or by email at syndicate@leerink.com; or from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at (212) 829-7122, or by email at prospectus@cantor.com; or from UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Arena Pharmaceuticals

Arena Pharmaceuticals is a biopharmaceutical company focused on developing novel, small molecule drugs with optimized receptor pharmacology designed to deliver broad clinical utility across multiple therapeutic areas. Our proprietary pipeline includes potentially first- or best-in-class programs for which we own global commercial rights. Our three most advanced investigational clinical programs are ralinepag (APD811) which has completed Phase 2 evaluation for pulmonary arterial hypertension (PAH), etrasimod (APD334) in Phase 2 evaluation for multiple autoimmune indications including ulcerative colitis (UC), and APD371 in Phase 2 evaluation for the treatment of pain associated with Crohn’s disease. In addition, Arena has collaborations with the following pharmaceutical companies: Eisai Co., Ltd. and Eisai Inc. (commercial stage), Axovant Sciences (Phase 2 candidate), and Boehringer Ingelheim International GmbH (preclinical candidate).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Arena’s expectations with respect to its proposed public offering. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering; and those factors disclosed in Arena’s filings with the SEC, including our Form 10-Q for the quarter ended March 31, 2017. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, M.D.

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384